Exhibit 5.1

April 3, 2008

Great Lakes Dredge & Dock Corporation

2122 York Road

Oak Brook, IL 60523

                Re:          Great Lakes Dredge & Dock Corporation

                                Registration Statement on Form S-8

Ladies and Gentlemen:

We are counsel to Great Lakes Dredge & Dock Corporation, a Delaware corporation (the “Company”), and in such capacity we have assisted in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) relating to 5,800,000 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), that may be issued from time to time pursuant to the 2007 Long Term Incentive Plan (the “Plan”).

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company, as we have deemed necessary or appropriate for the purposes of this opinion.

Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of facts and no inference as to our knowledge or awareness concerning facts should be drawn from the fact that we have represented the Company or any affiliates of the Company in this or other matters.  For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of all persons signing such documents on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, we have relied upon the statements and representations of officers and other representatives of the Company and others, including a Certificate of the Company’s Secretary.

Based upon the foregoing, we are of the opinion that (i) the issuance by the Company pursuant to the Plan of the 5,800,000 shares of Common Stock that are registered on the Registration Statement has been duly and validly authorized by all necessary corporate action on the part of the Company and (ii) when issued and paid for as described in and in accordance with the terms and conditions of the Plan and the applicable agreements thereunder, such shares will be duly and validly issued and outstanding, fully paid and non-assessable shares of Common Stock.

Our opinions set forth above are subject to the following limitations, qualifications and exceptions:

We are members of the Bar of the State of Illinois and we express no opinion herein concerning any laws other than the internal law of the State of Illinois, the federal law of the United States of America, and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the General Corporation Law of the State of Delaware) in effect as of the date hereof.  Furthermore, our opinion on each legal issue addressed in this letter is based solely on those provisions of federal law or the General Corporation Law of the State of Delaware as in our experience are normally applicable to general business corporations.

This opinion letter is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Neal, Gerber & Eisenberg LLP